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                                                                       EXHIBIT 5

                   [Letterhead of Drinker Biddle & Reath LLP]


                                 August 2, 2004

Mace Security International, Inc.
1000 Crawford Place, Suite 400
Mt. Laurel, New Jersey  08054

      Re:   Registration Statement on Form S-3/A

Ladies and Gentlemen:

            We have acted as counsel to Mace Security International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3/A (Registration No. 333-116527), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), registering an aggregate of 1,098,000 shares of the Company's Common Stock, par value $.01 per share, 915,000 of which currently are issued and outstanding (the "Outstanding Shares") and 183,000 of which are issuable upon the exercise of a warrant (the "Warrant Shares"), for resale by the Selling Stockholders (as defined in the prospectus (the "Prospectus")) included in the Registration Statement.

            For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and Bylaws, each as amended to date, resolutions adopted by the Company's Board of Directors and the other agreements, instruments, documents and records relating to the Company and the issuance of the Outstanding Shares and the Warrant Shares as we have deemed appropriate. In all such examinations, we have assumed the legal capacity of each natural person signing any of the documents and corporate records relating to the Company, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies, and the accuracy and completeness of all records and other information made available to us by the Company. As to various questions of fact material to our opinion, we have relied on representations of officers of the Company. We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the decisional law thereunder.

            On the basis of the foregoing, we are of the opinion that the Outstanding Shares have been validly issued and are fully paid and non-assessable by the Company under the laws of the State of Delaware, and that the Warrant Shares, upon exercise of the warrant and payment therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable by the Company under the laws of the State of Delaware.
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Mace Security International, Inc.
August 2, 2004
Page 2

            We hereby consent to the reference to our firm under the caption "Legal Opinion" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under
Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                        Very truly yours,


                                        /s/ Drinker Biddle & Reath LLP
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                                        DRINKER BIDDLE & REATH LLP


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